Exhibit 99.1

GAP INC. REPORTS DECEMBER SALES

Company Reaffirms Full Year Guidance of $1.77 to $1.82 per Share

SAN FRANCISCO - January 6, 2011 - Gap Inc. (NYSE: GPS) today reported that December 2010 net sales were flat compared with last year.

Net sales for the five-week period ended January 1, 2011 were $2.0 billion compared with net sales of $2.0 billion for the five-week period ended January 2, 2010. The company's comparable store sales for December 2010 were down 3 percent compared with a 2 percent increase for December 2009.

"After a strong start to the holiday season in November, sales and traffic trends for our brands were less consistent in December," said Sabrina Simmons, chief financial officer of Gap Inc.  "For the full year, we are reaffirming our previous guidance of $1.77 to $1.82 per share, which represents annual earnings per share growth of 12 to 15 percent."

Comparable store sales for December 2010 were as follows:

  Gap North America: negative 8 percent versus positive 1 percent last year
  Banana Republic North America: positive 1 percent versus negative 3 percent last year
  Old Navy North America: negative 2 percent versus positive 7 percent last year
  International: negative 4 percent versus negative 1 percent last year

Year-to-date net sales were $13.82 billion for the forty-eight weeks ended January 1, 2011, an increase of 3 percent compared with net sales of $13.40 billion for the forty-eight weeks ended January 2, 2010. The company's year-to-date comparable store sales increased 1 percent compared with a 4 percent decrease last year.

For more detailed information, please call 1-800-GAP-NEWS (1-800-427-6397) to listen to Gap Inc.'s monthly sales recording. International callers may call 706-634-4421.

January Sales

The company will report January sales on February 3, 2011.

Forward-Looking Statements

This press release and related recording contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as "expect," "anticipate," "believe," "estimate," "intend," "plan," "project," and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding earnings per share for fiscal year 2010.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company's actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following: the risk that the company will be unsuccessful in gauging fashion trends and changing consumer preferences; the risk that changes in general economic conditions or consumer spending patterns will have a negative impact on the company's financial performance or strategies; the highly competitive nature of the company's business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the risk that comparable store sales and margins will experience fluctuations; the risk that the company will be unsuccessful in implementing its operating initiatives; the risk that changes to the company's information technology systems may disrupt its operations; the risk that trade matters or events causing disruptions in product shipments from China and other foreign countries may disrupt the company's supply chain or operations; the risk that acts or omissions by the company's third party vendors, including a failure to comply with the company's code of vendor conduct, could have a negative impact on the company's reputation or operations; the risk that the company does not repurchase some or all of the shares it anticipates purchasing pursuant to its repurchase program; and the risk that the company will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits; any of which could impact net sales, expenses, and/or planned strategies. Additional information regarding factors that could cause results to differ can be found in the company's Annual Report on Form 10-K for the fiscal year ended January 30, 2010. Readers should also consult the company's quarterly report on Form 10-Q for the fiscal quarter ended October 30, 2010.

These forward-looking statements are based on information as of January 6, 2011. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.

Gap Inc. is a leading global specialty retailer offering clothing, accessories, and personal care products for men, women, children, and babies under the Gap, Banana Republic, Old Navy, Piperlime, and Athleta brands. Fiscal 2009 sales were $14.2 billion. Gap Inc. operates about 3,100 stores in the United States, Canada, the United Kingdom, France, Ireland, Japan, China, and Italy. In addition, Gap Inc. is expanding its international presence with franchise agreements in Asia, Australia, Europe, Latin America, and the Middle East. For more information, please visit www.gapinc.com.

Investor Relations:

Aina Konold

(415) 427-4454

investor_relations@gap.com

Media Relations:

Louise Callagy

(415) 427-3502

press@gap.com